SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported) : March 9, 2001

CHEC FUNDING, LLC
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-93255 (Commission File Number)	75-2851805 (IRS Employer Identification No.)

2728 North Harwood Street, Dallas, Texas           75201
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (214) 981-5000

                      Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Filing of Computational Materials.

Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, CHEC Funding, LLC (the "Depositor") will file a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Centex Home Equity Loan Trust 2001-A, Centex Home Equity Loan Asset-Backed Certificates, Series 2001-A (the "Certificates").

In connection with the offering of the Certificates of the Depositor, Banc of America Securities LLC prepared certain materials (the "Computational Materials") some or all of which were distributed by Banc of America Securities LLC, Lehman Brothers Inc. and Salomon Smith Barney and (the "Underwriters") to their potential investors. Although the Depositor provided the Underwriters with certain information regarding the characteristics of the Home Equity Loans in the related portfolio, it did not participate in the preparation of the Computational Materials. The Computational Materials are attached hereto as Exhibit 99.1. The legends Lehman Brothers Inc. and Salomon Smith Barney placed on the Computational Materials are attached hereto as Exhibit 99.2.

Also filed hereby is the consent of PricewaterhouseCoopers LLP, independent accountants, attached hereto as Exhibit 23.1.

Item 7. Financial statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits Exhibit No.

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

99.1	Computational Materials.

99.2	Legend of Lehman Brothers Inc. and Salomon Smith Barney.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEC FUNDING, LLC By: /s/ JEFFREY B. UPPERMAN Name: Jeffrey B. Upperman Title: Vice President

Date: March 9, 2001

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

99.1	Computational Materials.

99.2	Underwriters' Legend for Computational Materials.